Exhibit 10.1

FOURTH AMENDMENT TO LEASE AGREEMENT

This Fourth Amendment to Lease Agreement (this "Amendment") is made and entered into as of this 14th day of July, 2020, by and between Highline Office 1, L.C., a Utah limited liability company (the "Landlord"), and Pluralsight, LLC, a Nevada limited liability company (the "Tenant").

RECITALS

WHEREAS, on August 31, 2018, Landlord and Tenant entered into that certain Lease Agreement pursuant to which Landlord agreed to lease to Tenant, and Tenant agreed to lease from Landlord, the Leased Premises, which Lease Agreement was amended by that certain First Amendment to Lease Agreement dated November 6, 2018, and which Lease Agreement was further amended by that certain Second Amendment to Lease Agreement dated February 13, 2019, as amended by that certain Third Amendment to Lease Agreement dated May 20, 2020 (collectively, the "Lease"). Capitalized terms used but not defined herein shall have their respective meanings set forth in the Lease.

WHEREAS, Landlord and Tenant desire to enter into this Amendment to amend the Lease on the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.    Recitals. The recitals are incorporated herein by reference.

2.    Amendment to Section 4.1(b)(vi). Section 4.1(b)(vi) of the Lease is hereby deleted in its entirety and replaced with the following:

"(vi) Property management fees not to exceed four percent (4%) of all Basic Annual Rent;"

3.     Entire Agreement. This Amendment contains the entire understanding of Tenant and Landlord and supersedes all prior oral or written understandings relating to the subject matter set forth herein. Except as expressly modified and amended hereby, all other terms and conditions of the Lease shall continue in full force and effect.

4.    Counterparts. This Amendment may be executed in counterparts each of which shall be deemed an original. An executed counterpart of this Amendment transmitted by facsimile shall be equally as effective as a manually executed counterpart.

5.    Successors and Assigns. This Amendment shall inure for the benefit of and shall be binding on each of the parties hereto and their respective successors and/or assigns.

6.    Authority. Each individual executing this Amendment does thereby represent and warrant to each other person so signing (and to each other entity for which such other person may be signing) that he or she has been duly authorized to deliver this Amendment in the capacity and for the entity set forth where she or he signs.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Amendment as of the date first set forth above.

LANDLORD:	HIGHLINE OFFICE 1, L.C., a Utah limited
liability company, by its Manager

    KC GARDNER COMPANY, L.C.,
    a Utah limited liability company

By:	/s/ Christian Gardner
Name:	Christian Gardner
Its:	Manager

    TRIPLE S INVESTMENT CO., L.L.C.,
    a Utah limited liability company

By:	/s/ S. Val Staker
Name:	S. Val Staker
Its:	Manager

TENANT:	PLURALSIGHT, LLC, a Nevada Limited Liability
company

By:	Mark Hansen
Name:	Mark Hansen
Its:	Director of Finance and Accounting

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